Exhibit 15.1

June 22, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated April 27, 2018 on our review of interim financial information of United Technologies Corporation (the “Corporation”), included in the Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, is incorporated by reference in its Registration Statement on its Form S-8.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut